Exhibit 99.2

For Immediate Release
December 3, 2017

Eagle Bancorp Rebuts Claims of Internal Control Weaknesses and Alerts Shareholders and Customers to be Wary of Unscrupulous Short Seller Tactics

BETHESDA, MD. Trading activity in Eagle Bancorp stock (Nasdaq: EGBN) last Friday was extreme and related to a very large short sale position and an internet piece floated by someone who goes by the pseudonym Aurelius Value, which pushed the closing stock price lower by more than 24%. The Company issued a responding Press Release late Friday evening (press release) which identified numerous misleading statements and factual errors in the internet piece.

A short sale involves the selling of shares that are not owned in the hopes of repurchasing those shares at a lower price. The persons involved in the short sale, who hide behind the anonymous name Aurelius Value, released a piece on the internet last Friday claiming that Eagle has engaged in excessive amounts of improper loans to insiders. By extension, the short seller argued that the Company’s system of controls was lacking and that its financial health is weaker than the market generally perceives. We summarily reject the allegations.

We are the latest prey of the short seller, and so are those of you who were shareholders prior to last Friday. There is a long list of successful banks and other public companies that this short seller has attacked recently in order to make a fast buck. Companies that have been attacked have asserted that the short seller and its cohorts have misrepresented the facts and are attempting to illegally manipulate the market. It should not go unnoted that in order to read the Aurelius piece, one must first click on a disclaimer that says do not take anything in the piece as being accurate and that the reader should not rely on what it says.

It is against the law for a short seller to manipulate the market by intentionally spreading false rumors about a public company. All appropriate government authorities should act swiftly and decisively against those who seek to profit by disseminating false information in the marketplace. And readers should be wary of any further releases by the short seller or its cohorts as they are intent on continuing to manipulate the market for their own financial gain.

EagleBankCorp.com 301.986.1800

MD | VA | DC

About Eagle Bancorp, Inc. and EagleBank

Eagle Bancorp, Inc. is the holding company for EagleBank, which commenced operations in 1998. EagleBank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through 21 offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. EagleBank focuses on building relationships with businesses, professionals and individuals in its marketplace.

If you research the name of the alleged perpetrator, you will find no fingerprints: no list of directors, officers, principals, or agents. Nothing. If you go to our website www.EagleBankCorp.com or that of the SEC www.sec.gov, you will find everything you need to know about us, and our management and Board, to make informed investment decisions.

Eagle Bancorp stock is listed on Nasdaq. As such, we report our activities and financial condition to the SEC. Our bank is subject to annual examinations from the Federal Reserve and the state. We certify our financial statements and our financial controls. An independent public accounting firm audits us annually, and is required to attest to our financial controls.

Board governance at Eagle is very detailed and comprehensive. Board members are both in control of policies and practices and receive detailed reporting on all aspects of Bank activities. Regulation O loans to insiders must receive approval of the Company Audit Committee and the full Board of the Bank.

The vast majority of the trading volume last Friday occurred late afternoon and by end of the normal trading day at 4:00 p.m. amounted to almost 5 million shares, as compared to normal daily volume of about 140,000 shares. The release on the internet just prior to a weekend seems particularly designed to place particular pressure on the stock price.

We note that many details in the article derived from papers filed by one side in pending litigation that involves a bank executive’s independent investments. No evidence has yet been submitted to the court, nor has any finding been made. And the Company has moved to dismiss in its entirety the one case in which it is a party because the case filings fail to even state a cause of action under law.

In most banks, you will find that the making of loans to insiders is not just present but desired. This is especially the case at community banks, where directors bring in those they know to the bank, whether as friends, business partners or peers in the community. There are required disclosures of loans to insiders (as defined in Regulation O), both in annual filings with the Securities and Exchange Commission and in quarterly Bank regulatory reports. The filings by the Company have always been complete, receiving the attention of monthly Board meetings, the Bank’s Compliance team, the internal Disclosure Controls Committee and the Audit Committee of the Board. In addition, there are external independent auditor reviews. In all such cases, the loans are made on market-rate, not preferential, rates and terms. The Bank treats insider and related party loans exactly the same as borrowers who have no director or officer relationship with the Bank.

On top of that, insider loan transactions receive added scrutiny in annual regulatory examinations - - by both the Federal Reserve, which is the Bank’s primary federal regulator, and the State of Maryland, where the bank is chartered. Furthermore, all insider loans receive scrutiny by the Bank’s Audit and Compliance areas (so as to assure that terms and conditions are not more favorable than for so called arms-length transactions). Such loans must be approved by the Audit Committee and also must be approved by the full Bank Board of Directors (those directors who are not involved in the transaction). This goes beyond the normal approval process by the applicable Board Committee for loans not involving insiders.

Eagle’s portfolio of loans to insiders is part of the Bank’s long successful history, and is not a recent change in practice. Eagle has always been a business-oriented community bank with significant commercial real estate lending. The vast majority of board members have a deep understanding of the market and the risk in this area. In fact, that significant background and knowledge of effective underwriting, market conditions and market participants has resulted in the Company experiencing low levels of credit losses over the Bank’s entire 19 year history. We have been an institution that has weathered the various business cycles better than most (including during the 2007-2009 down cycle) and that includes construction type lending.

Identifying well structured loan opportunities and participating in the growth of the local community is what community banks do. So long as lending relationships involving Board Members and Executive Officers are underwritten well, monitored, reported in accordance with disclosure requirements and fall below regulatory limits, they are appropriate and encouraged. Eagle’s public filings discuss in detail the risk elements of all types of lending. The 19-year history of Eagle has demonstrated a high degree of lending success, with a low level of credit issues.

In fact, the stock market’s regard for Eagle and its favorable stock price (absent the event of last Friday) is predicated in part on the Company’s consistent and stable financial performance  over a long period and not any short-term positives or negatives. This long-term performance includes lower credit losses and better yields on the bank’s loan portfolio (as compared to area and peer size banks), which negates the unfounded assertion expressed by the short seller that the Bank is generally providing “preferential loan rates” as a quid pro quo. It is not.

The Board of Directors at Eagle is quite strong in both background and knowledge of the local real estate market and its participants. The Board consists of the CEO, the COO and independent directors; members have broad business knowledge and success. The Board requires and receives significant reporting on all areas of enterprise risk, most especially the quality of the loan portfolio. Our internal controls are strong and all required disclosures, including loans to insiders, have been met.

The allegations intimated last Friday by the short seller who calls himself or herself Aurelius Value that Eagle’s pricing, underwriting, internal controls and/or its disclosures are somehow lacking are totally unfounded.

Please do not allow anonymous fast buck artists to rattle your confidence in us, and our systems, our controls, our regulators, and our success.

Eagle Bancorp is accountable to shareholders and customers. The short sellers behind the apparent libel and defamation are not. The Board of Directors stand behind the Company’s proven success and deserved reputation of integrity and discipline.